                                                                     EXHIBIT 2.1
                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS ASSET PURCHASE AGREEMENT ("Agreement") dated as of July ____, 1997 is entered into by and among Consilium, Inc., a Delaware corporation ("Consilium"), and Fast Associates Pte., Ltd., a Singapore corporation (hereinafter "FAST") and Ng Boon Thiong, who is the managing director and principal shareholder of FAST ("Shareholder").

                                    RECITALS
                                    --------

     A. FAST owns certain assets, rights and properties utilized in or relating to the provision of systems integration consulting services.

     B. Consilium wishes to purchase, and FAST wishes to sell, certain of the assets of FAST.

     C. Concurrent with the closing of the asset purchase contemplated by this Agreement, the Shareholder, all other full-time employees of FAST, and certain independent contractors of FAST will become employees of Consilium.

     D. In consideration of FAST and the Shareholder executing and delivering this Agreement and consummating the transactions contemplated hereby, Consilium has agreed to provide certain consideration, as more particularly described herein.

     NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties above agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Unless otherwise defined herein, when used in this Agreement the following terms shall have the following meanings:

     1.1  "Purchased Assets" shall mean all of the assets of FAST to be acquired
           ----------------
by Consilium, as set forth on Schedule 1.1 attached hereto, including, but not
                              ------------
limited to, inventory, fixed assets of FAST (the "Fixed Assets"), work-in-process, certain existing contracts of FAST, and all of FAST's right, title, and interest in the leasehold interest in the premises described in the Lease [or leases], but not including the Excluded Assets.

     1.2  "Excluded Assets" shall mean the assets of FAST which will not be
           ---------------
acquired by Consilium as provided on Schedule 1.2 attached hereto.
                                     ------------

[*]= Text deleted pursuant to a Confidential Treatment Request.

     1.3  "Closing" shall mean the closing of the transactions contemplated by
           -------
this Agreement.

     1.4  "Closing Date" shall mean August 1, 1997 or as soon thereafter as
           ------------
possible, or such other date as the parties mutually agree to in writing.

     1.5  "FAST Liabilities" shall mean any and all liabilities, obligations or
           ----------------
commitments of any nature of FAST whether known or unknown, contingent or fixed or otherwise (including without limitation any liability, obligation or commitment arising out of any contract entered into by FAST.)

     1.6  "Lease" [or Leases] shall mean the lease [or leases] set forth on
           ------------------
Schedule 1.6 attached hereto.
- ------------

     1.7  "Product Licensing Net Revenue" shall mean revenue [*]
           -----------------------------

     1.8  "Product Maintenance Net Revenue" shall mean revenue [*]
           -------------------------------

     1.9  "Region" shall mean Singapore, Malaysia, Thailand and the Philippines,
           ------
and (i) as to Taiwan, for contracts entered into prior to the Closing Date, only the existing FAST customers listed in Schedule 1.9 hereto, and all contracts
                                      ------------
entered into by Consilium in Taiwan after the Closing Date, and (ii) as to China, customers to be mutually agreed upon by Consilium and FAST.

     1.10 "SI/Services Net Operating Margin" shall mean revenue [*]
           --------------------------------

                                  ARTICLE II

                               PURCHASE AND SALE
                               -----------------

     2.1  Purchase and Sale.  Subject to and upon the terms and conditions
          -----------------
of this Agreement, on the Closing Date, FAST shall sell, assign, transfer, convey and deliver to Consilium and Consilium shall purchase from FAST, free and clear of all liens and encumbrances, all of FAST's right, title and interest in and to the Assets, as identified in Schedule 1.1 attached hereto.
                                    ------------

     2.2  Excluded Assets.  Notwithstanding any other term or provision of this
          ---------------
Agreement to the contrary, the Assets shall not include, and Consilium is not acquiring hereunder, the Excluded Assets as identified on Schedule 1.2 attached
                                                          ------------
hereto.

     2.3  Aggregate Consideration.  In consideration of FAST's obligations
          -----------------------
hereunder, Consilium shall pay FAST, in the aggregate (i) 120,000 shares of Consilium's Common Stock, par value $.01 (the "Stock Payment"), and (ii) the performance payments, as

[*]= Text deleted pursuant to a Confidential Treatment Request.

determined in Section 2.4 below (the "Performance Payments"). The Stock Payment
              -----------
and the Performance Payments are hereinafter collectively referred to as the "Aggregate Consideration").

     2.4  Performance Payments.
          --------------------

          2.4.1 Consilium will pay to the Shareholder an amount, for each of the three twelve-month periods ending on the first anniversary of the Closing Date (the "First Performance Period"), the second anniversary of the Closing Date (the "Second Performance Period") and the third anniversary of the Closing Date (the "Third Performance Period"), equal to the sum of (a) 45% of SI/Services Net Operating Margin, for each such performance period; (b) 10% of the Product License Net Revenue for each such performance period; and (c) 2.5% of the Product Maintenance Net Revenue for each such performance period (each such payment being a "Performance Payment" and collectively referred to as the "Performance Payments"). The estimated base performance payments are as follows:
[*]

          2.4.2 Of the amounts due to the Shareholder as Performance Payments, U.S. $1,500,000 (the "Guaranteed Performance Payment") shall be guaranteed to be paid to the Shareholder (subject to Section 2.4.7 hereof); U.S. $300,000 of such amount shall be paid on the Closing Date, and an additional U.S. $300,000 shall be paid every ninety (90) days thereafter until the entire Guaranteed Performance Payment has been made. Any Performance Payment due for the First Performance Period over and above U.S. [*] (as adjusted pursuant to Section
2.4.4 and subject to Section 2.4.7) shall be paid to the Shareholder, within ninety (90) days of the conclusion of the First Performance Period. Any Performance Payment due for the Second Performance Payment (as adjusted pursuant to Sections 2.4.3 and 2.4.4 and subject to Section 2.4.7), less U.S. $300,000 (which will have been paid as part of the Guaranteed Performance Payment) shall be paid to the Shareholder, within ninety (90) days of the conclusion of the Second Performance Period. Any Performance Payment due for the Third Performance Period (as adjusted pursuant to Sections 2.4.3 and 2.4.4 and subject to Section 2.4.7), shall be paid to the Shareholder, within ninety (90) days of the conclusion of the Third Performance Period.

          2.4.3 If the amount of the Performance Payment for the First Performance Period, as calculated pursuant to Section 2.4.1 hereof, is less than [*], then any Performance Payment to be paid to the Shareholder for the Second Performance Period and, if necessary, the Third Performance Period, shall be reduced by the amount of the difference between [*] and the amount of the Performance Payment for the First Performance Period. If the amount of the Performance Payment for the Second Performance Period, as calculated pursuant to
Section 2.4.1 hereof, is less than U.S. [*], then any Performance Payments to be paid to the Shareholder for the Third Performance Period shall be reduced by the amount of the difference between [*] and the amount of the Performance Payment for the Second Performance Period.

          2.4.4 If Consilium has not actually received payment for any of the SI/Services Revenue, Product Licensing Revenue or Product Maintenance Revenue included in

[*]= Text deleted pursuant to a Confidential Treatment Request.

the calculation of the Performance Payment for any Performance Period within ninety (90) days of the end of such Performance Period, then the amount of the Performance Payment for the Performance Period shall be reduced by the amount of such shortfall in collections. The amount of such shortfalls in collections deducted from the Performance Payment for the First Performance Period or the Second Performance Period shall be paid as part of the Performance Payment for the Second Performance Period or the Third Performance Period if received during such Performance Period. Only the amount of such shortfalls in collections deducted from the Performance Payment for the First Performance Period, Second Performance Period or Third Performance Period received by Consilium within twelve months from the conclusion of the Third Performance Period shall be paid by Consilium to the Shareholder, at the sole option of Consilium, in cash, in Consilium Common Stock, or partially in cash and partially in Consilium Common Stock, within sixty (60) days of the receipt of such collections.

          2.4.5 The Guaranteed Performance Payment and each of the Performance Payments shall be made to the Shareholder, at the sole option of Consilium, in cash, in Consilium Common Stock, or partially in cash and partially in Consilium Common Stock. If any Performance Payment is to be made wholly or partially in Consilium Common Stock, the aggregate number of shares of Consilium Common Stock representing such Performance Payment, or a portion thereof, as applicable, shall be determined by dividing the amount of the Performance Payment, or a portion thereof, as applicable, by the average closing price of Consilium Common Stock as quoted on the Nasdaq National Market for the thirty (30) consecutive trading days immediately preceding the date payment is due.

          2.4.6 The Aggregate Consideration hereunder was established in part on the basis of the Fixed Assets of FAST having a dollar value as of the Closing of at least U.S. $200,000; prior to the Closing, or as soon thereafter as practicable, Arthur Andersen LLP, shall conduct, at Consilium's expense, an audit of the financial records of FAST provided as of the Closing Date. Should such audit conclude that the value of the Fixed Assets as of the Closing Date is not at least $200,000, the difference between U.S. $200,000 and the actual value of the Fixed Assets shall be deducted by Consilium from any amounts otherwise due as a Performance Payment hereunder.

          2.4.7 If at any time prior to the three-year anniversary of the Closing Date, the Shareholder voluntarily terminates his employment with Consilium or is terminated for cause (as that term is defined in the offer letters to be signed by the Shareholder pursuant to Section 7.6 hereof), Consilium will have no further duty to make any Performance Payment which would otherwise be due under this Agreement; provided, however, that all other rights and obligations of the parties under this Agreement shall continue in full force and effect.

          2.4.8 If Consilium, prior to the time any Performance Payment hereunder becomes due and owing, should become entitled to indemnification under
Section 9 hereof, it shall have the right to deduct the amount of the Claim (as defined in Section 9 hereof) for which it is entitled to be indemnified from the Performance Payment to be made to FAST.

[*]= Text deleted pursuant to a Confidential Treatment Request.

     2.5  Taxes; Form of Payment.  Any cash payment made by Consilium pursuant
          ----------------------
to this Section 2 shall be made net of and after provision for payment of any Tax (as defined below) required to be withheld by Consilium on such payment and shall be made by check mailed to FAST, or the Shareholder, as applicable, at the address set forth herein, unless modified by FAST or the Shareholder in writing following the Closing Date.

     2.6  Allocation of Aggregate Consideration.  The Aggregate Consideration
          -------------------------------------
shall be allocated to the Assets as determined in Schedule 2.6 hereto. The parties shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation, and shall use their reasonable best efforts to sustain such allocation in any subsequent tax audit or tax dispute.

     2.7  Assumption of Liabilities.  Except as to those liabilities set forth
          -------------------------
on Schedule 2.7 attached hereto, Consilium shall not assume or become liable or obligated in any way, and FAST shall retain and remain solely liable for and obligated to discharge and indemnify and hold Consilium harmless for, all debts, expenses, accounts payable, contracts, agreements, commitments, obligations, claims, suits and other liabilities of any nature whatsoever, whether or not related to the Purchased Assets, whether known or unknown, accrued or not accrued, fixed or contingent, current or arising hereafter, including without limitation any of the following:

          2.7.1 Any liability arising out of or as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time;

          2.7.2 Any liability for Taxes (as defined herein) for periods prior to the Closing Date and any Tax resulting from the sale or transfer of the Purchased Assets;

          2.7.3 Any liability arising under any oral or written agreement between FAST and any of its employees or independent contractors;

          2.7.4 Any liabilities related to or arising from any breach or default by FAST, whether before or after the Closing Date, of any contract or related to or arising from any tort, infringement or violation of law by FAST that occurred (or arose from facts occurring) on or prior to the Closing Date;

          2.7.5 Any liability of FAST incurred in connection with or under this Agreement (including without limitation with respect to any of FAST's representations, warranties, agreements, covenants or indemnities hereunder) in relation to the execution or performance of this Agreement and the transactions contemplated hereby;

          2.7.6 Any fees or expenses incurred by FAST hereunder with respect to engagement of its counsel, or any investment banker, appraiser or accounting firm engaged to perform services hereunder.

[*]= Text deleted pursuant to a Confidential Treatment Request.

                                  ARTICLE III

                                  THE CLOSING
                                  -----------

     3.1  The Closing.  The Closing shall take place at the offices of Gray Cary
          -----------
Ware & Freidenrich at 400 Hamilton Avenue, Palo Alto, California, or at such other location as FAST and Consilium may agree, at 2:00 p.m. Pacific Standard Time, on the Closing Date; except that possession of the Assets shall be delivered at the existing FAST offices in Singapore on the Closing Date.

     3.2  Possession; Bills of Sale.  At the Closing, FAST will deliver to
          -------------------------
Consilium full possession and enjoyment of each of the Assets, and such instruments of sale, assignment and transfer conveying all right, title and interest to all of the Assets to Consilium, all in such form as Consilium may reasonably request.

     3.3  Stock Payment; Guaranteed Payment.  At the Closing, Consilium will
          ---------------------------------
deliver to FAST certificates of Common Stock of Consilium representing the Stock Payment (which shall be subject to registration rights as set forth on Exhibit A
                                                                       ---------
hereto) and the first U.S. [*] of the Guaranteed Performance Payment (which may be paid at least at ninety percent (90%) in Consilium Common Stock and the remainder in cash, pursuant to Section 2.4.5).

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

                          OF FAST AND THE SHAREHOLDER
                          ---------------------------

     Except as set forth in the disclosure schedule delivered by FAST and the Shareholder to Consilium and attached hereto (the "Disclosure Schedule"), FAST and the Shareholder, jointly and severally, hereby represent and warrant to Consilium as follows:

     4.1  Organization.  FAST is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the Singapore.

     4.2  Authorization.  This Agreement has been duly and validly executed and
          -------------
delivered by FAST and the Shareholder and constitutes a valid and binding agreement of FAST and the Shareholder enforceable against FAST and the Shareholder in accordance with its terms, except as limited by laws affecting creditors' rights generally and by the discretion of a court to order specific performance. FAST has all requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby (the "Ancillary Documents") and to carry out the transactions contemplated by this Agreement. All necessary corporate action on the part of FAST has been taken to authorize the execution and delivery of this Agreement. The Shareholder has full power, authority and capacity to execute this Agreement and the Ancillary Documents to carry out the transactions contemplated hereby.

[*]= Text deleted pursuant to a Confidential Treatment Request.

     4.3  No Conflicts; Consents.  The execution and the delivery of this
          ----------------------
Agreement and Ancillary Documents by FAST and the Shareholder does not, and the consummation of the transactions contemplated hereby will not result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or encumbrance pursuant to any provision of the Articles of Association or Bylaws of FAST, any order, rule, law or regulation of any court or governmental authority, foreign or domestic, or any provision of any material agreement, instrument, understanding, order, judgment or decree to which FAST or the Shareholder is a party or by which FAST or any of its properties or assets is bound or affected, nor will such actions give to any other person or entity any interests or rights of any kind, including rights of termination, acceleration or cancellation, in or with respect to any of the Assets. No consent of any third party or any governmental authority is required to be obtained on the part of FAST or the Shareholder to permit the consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

     4.4  Title to Assets.  FAST has good, valid and marketable title to all of
          ---------------
the Assets free and clear of any liabilities, liens, pledges, mortgages, restrictions and encumbrances of any kind ("Encumbrances"). At the Closing, FAST will sell, convey, assign, transfer and deliver to Consilium good, valid and marketable title and all of FAST's rights and interests in and to all of the Assets, free and clear of any Encumbrances.

     4.5  Litigation.  There is no action, suit, proceeding or investigation in
          ----------
progress or pending before any court or governmental agency, against or relating to FAST or its properties, assets or business, nor, to the best knowledge of FAST, any threat thereof or any basis therefor. FAST is not a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to the properties, assets, personnel or business activities of FAST's business.

     4.6  Compliance with Laws and Regulations; Governmental Licenses, Etc.  To
          ----------------------------------------------------------------
the best of FAST's knowledge, FAST is in compliance in all material respects with all statutes, laws, rules and regulations with respect to or affecting FAST's use and enjoyment of the Assets, including, without limitation, laws, rules and regulations relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious and age discrimination. To the best of FAST's knowledge, and FAST has received no notice to the contrary, (1) FAST is not subject to any order, injunction or decree issued by any governmental body, agency, authority or court which could impair the ability of FAST to consummate the transactions contemplated hereby or which could materially adversely affect FAST's use and enjoyment of the Assets, and (2) FAST possesses all licenses, permits and governmental or other regulatory approvals and authorizations which are required in order for FAST to operate its business as presently conducted, and is in compliance in all material respects with all such licenses, permits, approvals and authorizations.

     4.7  Taxes.  FAST has timely filed within the time period for filing or any
          -----
extension granted with respect thereto all returns and reports relating to any and all Taxes or any

[*]= Text deleted pursuant to a Confidential Treatment Request.

other governmental charges, obligations or fees for Taxes required to be filed by it with respect to its business and the Assets and such returns and reports are true and correct. The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limitation the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, transfer taxes, workers' compensation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which FAST is required to pay, withhold or collect. FAST has paid all Taxes, if any, shown to be due and payable on said returns and reports and have withheld with respect to employees all Taxes required to be withheld and have timely paid all sales, use and similar Taxes. No income, sales, use or similar Tax return or report of FAST has been examined or audited by any taxing authority. There are no pending or, to the best of FAST's knowledge, threatened, audits, examinations, assessments, asserted deficiencies or claims for additional Taxes.

     4.8  Proprietary Rights.
          ------------------

          4.8.1 FAST owns all rights, titles and patents, interest in and to or has obtained licenses to use all technology, software, software tools, know-how, processes, trade secrets, service marks, trade names, copyrights and other proprietary rights included in the Assets. Schedule 4.8 contains an accurate and complete description of (i) all trademarks and tradenames in or related to the Assets, and a list of all licenses and other agreements relating thereto, and
(ii) a list of all licenses and other agreements with third parties (the "Third Party Licenses") relating to any software, technology, know-how, or processes that FAST is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into the Assets (such software, technology, know-how and processes are collectively referred to as the "Third Party Technology"). No claims have been asserted against FAST (and FAST is not aware of any claims which are likely to be asserted against it or which have been asserted against others) by any person challenging FAST's use or distribution of any patents, trademarks, tradenames, copyrights, trade secrets, software, technology, know-how or processes utilized by FAST or challenging or questioning the validity or effectiveness of any license or agreement relating thereto. To the best knowledge of FAST, none of the Assets nor the use of any patents, trademarks, tradenames, copyrights, software, technology, know-how or processes contained in the Assets infringes on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or tradename.

          4.8.2 Except as set forth in Schedule 4.8, FAST has not granted any third party any right to manufacture, reproduce, distribute, market or exploit any of the Assets or any adaptations, translations, or derivative works based on the Assets or any portion thereof.

[*]= Text deleted pursuant to a Confidential Treatment Request.

          4.8.3 All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the Assets at any stage of their development were written, developed and created solely and exclusively by employees of FAST without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to FAST in valid and enforceable consultant confidentiality and invention assignment agreements. FAST has kept secret and has not disclosed the source code for the software included within the Assets to any person or entity other than certain employees of FAST who are subject to the terms of a binding confidentiality agreement with respect thereto other than FAST has taken all appropriate measures to protect the confidential and proprietary nature of such software.

     4.9  Accuracy of Material Facts; Copies of Materials.  No representation,
          -----------------------------------------------
warranty or covenant of FAST or the Shareholder contained in this Agreement or in any written statement delivered pursuant hereto or in materials delivered to Consilium in connection with the transactions contemplated hereby contains or shall contain any untrue statement of a material fact known or believed to be untrue and when made or omits to state material facts known or reasonably believed to be necessary in order to make the statement contained therein not misleading. FAST and the Shareholder have delivered true, complete and accurate copies of each contract, agreement, license, lease and similar document (or summaries of same) referred to in any Exhibit or Schedule hereunder or included in the Assets to the extent required by this Agreement or requested by Consilium.

     4.10 Contracts.
          ---------

          4.10.1 Schedule 4.10 lists all contracts currently in force with any third party, including but not limited to, (i) agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to FAST of more than Ten Thousand Dollars ($10,000); or (ii) agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium; or (iii) agreements to loan or advance any sums to any person, any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort.

          4.10.2 FAST is not restricted by agreement from carrying on its business anywhere in the world.

          4.10.3 Except as set forth on Schedule 4.10, FAST is not under any liability or obligation, and no such outstanding claim has been made, with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers, or other customers, except such liabilities, obligations and claims as, in the aggregate, do not exceed Ten Thousand Dollars ($10,000).

[*]= Text deleted pursuant to a Confidential Treatment Request.

          4.10.4 FAST has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

          4.10.5 All material contracts, agreements and instruments to which FAST is a party are valid, binding, in full force and effect, and enforceable by FAST in accordance with their respective terms. No such material contract, agreement or instrument contains any material liquidated damages, penalty or similar provision. To the best of FAST's knowledge, no party to any such material contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or arrangement. The term "material" as used in this Section 4.10.5 shall mean any contract, agreement or instrument or any liquidated damages, penalty or similar provision, as applicable, with a value in excess of $10,000.

          4.10.6 FAST is not in default under or in breach or violation of, nor, to FAST's knowledge, is there any valid basis for any claim of default by FAST under, or breach or violation by FAST of, any contract, commitment or restriction to which FAST is a party or to which it or any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a material adverse effect on the operations, assets, financial condition or prospects of FAST. To the best of FAST's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material contract, commitment, or restriction to which FAST is bound or by which any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a material adverse effect on the operations, assets, financial condition or prospects of FAST.

     4.11 Labor Difficulties.  FAST is not engaged in any unfair labor practice
          ------------------
or in violation of any applicable laws respecting employment, employment practices or terms and conditions of employment. There is no unfair labor practice complaint against FAST pending, or to the best of FAST's knowledge threatened, before any governmental entity. There is no strike, labor dispute, slowdown, or stoppage pending, or to the best of FAST's knowledge threatened, against FAST. FAST is not now and has never been subject to any union organizing activities. FAST has never experienced any work stoppage or other labor difficulty. To the best of FAST's knowledge, (i) the consummation of the transactions contemplated by this Agreement will not have a material adverse effect on FAST's relations with FAST employees, and (ii) all full-time FAST employees intend to employment with Consilium upon consummation of the transactions contemplated by this Agreement.

     4.12 Trade Regulation.  To the best of FAST's knowledge, all of the prices
          ----------------
charged by FAST in connection with the marketing or sale of any FAST products or services have been in compliance with all applicable laws and regulations. No claims have been asserted or, to the best of FAST's knowledge, threatened against FAST with respect to the wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to

[*]= Text deleted pursuant to a Confidential Treatment Request.

anti-competitive practices or unfair trade practices of any kind, and, to the best of FAST's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

     4.13 Environmental Matters.
          ---------------------

          4.13.1 As of the date hereof and as of the Closing no substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (herein a "Hazardous Material") is present in, on or under any property that FAST has at any time owned, operated, occupied or leased (each such property is referred to herein as a "FAST Facility").

          4.13.2 FAST has not transported, stored, used, manufactured, released or exposed any of its employees or any other person to Hazardous Materials (a "Hazardous Materials Activity") in violation of any applicable local, state or federal statute, rule, regulation, order or law.

          4.13.3 No action, proceeding, permit, revocation, writ, injunction or claim is pending or, to the best of FAST's knowledge, threatened concerning Hazardous Materials Activities of FAST or any of FAST's Facilities and FAST is not aware of any fact or circumstance which could involve FAST in any environmental litigation or impose any environmental liability upon FAST.

     4.14 Employee Benefits.
          -----------------

          4.14.1 Section 4.14 of the FAST Disclosure Schedule lists (i) all pension, retirement, and profit sharing plans, (ii) all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and (iii) all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of FAST or any trade or business (whether or not incorporated) which is a member or which is under common control with FAST within the meaning of Section 414 of the Code (together, the "FAST Employee Plans").

          4.14.2 With respect to each FAST Employee Plan, FAST has made available to Consilium a true and correct copy of (i) such FAST Employee Plan and (ii) each trust agreement and group annuity contract, if any, relating to such FAST Employee Plan.

          4.14.3 With respect to the FAST Employee Plans, individually and in the aggregate, no event has occurred, and to the best of FAST's knowledge, there exists no condition or set of circumstances in connection with which FAST could be subject to any material liability.

          4.14.4 With respect to the FAST Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made

[*]= Text deleted pursuant to a Confidential Treatment Request.

or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves on the financial statements or books of FAST.

          4.14.5 FAST is not a party to (i) any oral or written agreement with any officer or other key employee of FAST, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving FAST of the nature contemplated by this Agreement, (ii) any oral or written agreement with any officer of FAST providing any term of employment or compensation guarantee extending from the date hereof or for the payment of compensation in excess of one hundred thousand dollars (US $100,000) per annum, or (iii) any oral or written agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     4.15 Compliance with Laws.  FAST has complied in all material respects
          --------------------
with, is not in material violation of, and has not received any notices of violation with respect to, any statute, law or regulation applicable to the ownership or operation of its business.

     4.16 Employee Matters.
          ----------------

          4.16.1  Schedule 4.16 lists the names and titles of all Employees,
                  -------------
Contract Employees and Consultants of FAST (collectively the "Employees" and each an "Employee"), together with the amount of their current compensation, their service date, the number of years each has been employed by FAST, all sick or vacation benefits accrued or payable, all bonuses, profit sharing, or commissions accrued or payable, any special compensatory or reimbursement arrangements, comp time or other arrangements with such Employees and any agreements between such Employee and FAST ("FAST Employment Agreements").

          4.16.2 With respect to the Employees, FAST (i) is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, consulting practices, terms and conditions of employment and consulting, and wages and hours, (ii) has made all contributions required to be made under any unemployment or disability laws or regulations and has accrued the amount of any such contribution required for any period prior to the Closing Date which is not yet due and payable, and (iii) is not engaged in any unfair labor practice and is not in arrears in the payment of wages or taxes with respect to the Employees. No Employee has any claims against FAST (whether under any law, any FAST Employment Agreement or otherwise) on account of or for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages or salary for any period other than the current payroll, including any bonuses, profit sharing, commissions, benefits or other compensation payable or accrued with respect to the period prior to the Closing Date, (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, or (iv) any violation of any Law or Decree relating to minimum wages or

[*]= Text deleted pursuant to a Confidential Treatment Request.

maximum hours of work. FAST has not received notice from any Employee to the effect that such Employee presently plans to terminate his or her relationship with FAST. Adequate reserves reflecting all accrued compensations (including accrued vacation, sick pay, bonuses, profit sharing commissions or other compensation), severance pay or other benefits payable to any Employee by reason of any voluntary or involuntary termination of such Employee prior to or on the Closing Date are set forth in the Disclosure Schedule.

          4.16.3 FAST is not bound by or subject to (and none of the assets or properties of Seller are bound by or subject to) any Contract with any labor union or similar organization, and no labor union or similar organization has requested or, to the best of FAST's knowledge, has made a formal attempt to represent any of the employees, representatives or agents employed in connection with the business of FAST. There is no strike or other labor dispute involving FAST pending, or to the best of FAST's knowledge, threatened, nor is FAST aware of any labor organization activity involving the Employees.

     4.17 Securities Act.  FAST acknowledges that any shares of Consilium common
          --------------
stock to be issued pursuant to this Agreement will not be registered under the Securities Act of 1933 (the "Securities Act") and are being acquired by it in a transaction exempt from the registration requirements thereof. FAST further acknowledges that it has received all information it desires concerning Consilium, its common stock and any other matter it deems relevant or material to an investment in Consilium. FAST has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Consilium and is able to bear the economic risk of investment. FAST is acquiring any common stock for its own account for the purposes of investment. FAST will not offer, sell, transfer or otherwise dispose of any common stock of Consilium or any interest therein except in accordance with the Securities Act and any applicable state securities or "blue sky" laws, or any other applicable securities laws of any country or any political subdivision thereof. FAST agrees that the certificates representing any Consilium common stock may bear legends to the effect that the common stock has not been registered under the Securities Act and that neither the common stock nor any interest therein may be offered, sold, transferred or otherwise disposed of except in accordance with the Securities Act and any applicable state securities or "blue sky" laws, and any applicable securities laws of any country or political subdivision thereof.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF CONSILIUM
                  -------------------------------------------

     Consilium hereby represents and warrants to FAST as follows:

     5.1  Organization.  Consilium is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Delaware.

[*]= Text deleted pursuant to a Confidential Treatment Request.

     5.2  Authorization.  This Agreement and the Ancillary Documents have been
          -------------
duly and validly executed and delivered by Consilium and constitute valid and binding agreements of Consilium, enforceable against Consilium in accordance with their terms. Consilium has all requisite power and authority to execute and deliver this Agreement and the Ancillary Documents and to enable it to carry out the transactions contemplated by this Agreement and the Ancillary Documents. All necessary corporate action on the part of Consilium has been taken to authorize the execution and delivery of the Agreement and the Ancillary Documents.

     5.3  Financial Information.  Consilium has furnished or made available to
          ---------------------
FAST and the Shareholder a true and complete copy of Consilium's Annual Report on Form 10-K for the year ended October 31, 1996, and all quarterly reports on Form 10-Q filed since October 31, 1996. The financial statements contained in the Form 10-K and any Form 10-Q were prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods covered thereby.

     5.4  Effect of Agreement; Consents.  The execution and delivery of this
          -----------------------------
Agreement and the Ancillary Documents by Consilium do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or encumbrance pursuant to any provision of the Certificate of Incorporation or Bylaws of Consilium, any order, rule, law or regulation of any court or governmental authority, foreign or domestic, or any provision of any material agreement, instrument, understanding, order, judgment or decree to which Consilium is a party or by which Consilium is bound. No consent of any third party or any governmental authority is required to be obtained on the part of Consilium to permit the consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

     5.5  Issuance of Stock.  Any shares of Consilium common stock to be issued
          -----------------
pursuant to this Agreement will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable shares of Consilium common stock, and shall be free of any preemptive rights.

                                  ARTICLE VI

                                   COVENANTS
                                   ---------
     6.1  Covenants of FAST.
          -----------------

          6.1.1  Access to Documents. If, after the Closing Date, (i) in order
                 -------------------
to properly prepare its tax returns or other documents or reports required to be filed with governmental authorities or its financial statements; (ii) in connection with any threatened or pending litigation or claim which involves or may involve Consilium; or (iii) for any other reasonable purpose, it is necessary that Consilium be furnished with additional information or documents relating to the Assets and such information or documents are in the possession of

[*]= Text deleted pursuant to a Confidential Treatment Request.

FAST, and can reasonably be furnished to Consilium, FAST shall, upon written request therefor, promptly furnish such information or documents to Consilium. Consilium shall reimburse FAST providing such information or documents for the cost of copying or shipping any requested documents.

          6.1.2 Exclusive Dealing. From the date hereof until the earlier of (i)
                -----------------
the Closing or (ii) termination of this Agreement, neither FAST nor any of its directors, officers, or agents, will directly or indirectly (a) solicit, initiate or encourage submission or proposals or offers from any person or entity relating to any acquisition or purchase of all or a material portion of the Assets, or any equity interest in, FAST or any equity investment, merger, consolidation or business combination with FAST, or (b) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort by any other person to do or seek any of the foregoing. FAST shall promptly notify Consilium if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made.

          6.1.3  Covenant Not to Compete. FAST and the Shareholder each agree
                 -----------------------
that for a period of [*] from the Closing Date neither FAST nor the Shareholder will, directly or indirectly, in any capacity whatsoever of or for any individual or entity of any kind (other than Consilium), (a) own, manage, consult with, operate, sell, control or participate in any business that competes with the business of Consilium in [*] (the "Territory") (b) provide consulting services on behalf of a customer of Consilium with the intent or purpose of depriving Consilium of business performed by Consilium; (c) request or advise any of the customers, suppliers or other business contacts of Consilium to withdraw, curtail, cancel or not increase their business with Consilium; (d) directly or indirectly solicit the services of or cause the solicitation of the services of any of the officers, employees, consultants, agents and/or independent contractors of Consilium or in any manner attempt to persuade any such person to discontinue any relationship with Consilium.

          6.1.4  Future Activities and Name of FAST. FAST agrees that, from and
                 ----------------------------------
after the Closing Date, FAST will not conduct any active business operations of any type or nature, unless it first obtains the prior written consent of Consilium, which consent may be granted or denied by Consilium in its sole discretion. FAST further agrees that, as soon as practicable after the Closing Date, it shall take all necessary action to effect a change in the name of FAST; provided, however, that if, by changing its name, FAST would lose the benefit of
- --------  -------
its "pioneer status" under the [Singapore statute], or incur any other legal detriment under the laws of Singapore, it may retain the FAST name.

          6.1.5  Termination of Certain Agreements. Prior to the Closing Date,
                 ---------------------------------
FAST will terminate any and all agreements, contracts or purchase orders currently in existence between it and Fastech Integration [name other contracts to be terminated], in accordance with the terms thereof regarding termination.

[*]= Text deleted pursuant to a Confidential Treatment Request.

     6.2  Confidentiality.  Each party acknowledges that in the course of the
          ---------------
performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party (as defined below) shall, at all times, both during the term of this Agreement and thereafter, keep in confidence and trust all of the Disclosing Party's (as defined below) Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement or by a separate written agreement. The Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees, consultants and permitted sublicensees who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements with such person's employer which protects the Confidential Information of the Disclosing Party. The Receiving Party shall promptly give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information, which remedies shall include injunctive relief without the necessity of posting a bond or proving damages. These obligations shall not apply to the extent that Confidential Information includes information which:

          6.2.1 is already known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party shall have the burden of proving;

          6.2.2 is, or, through no act or failure to act of the Receiving Party, becomes publicly known;

          6.2.3 is received by the Receiving Party from a third party without restriction on disclosure;

          6.2.4 is independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party, which independent development the Receiving Party will have the burden of proving;

          6.2.5 is approved for release by written authorization of the Disclosing Party; or

          6.2.6 is required to be disclosed by a government agency to further the objectives of this Agreement or by a proper order of a court of competent jurisdiction; provided, however that the Receiving Party will use its best efforts to minimize such disclosure and will consult with and assist the Disclosing Party in obtaining a protective order prior to such disclosure.

[*]= Text deleted pursuant to a Confidential Treatment Request.

     For purposes of this Section 6.2, "Confidential Information" shall mean that information of a party ("Disclosing Party") which is disclosed to another party ("Receiving Party") pursuant to this Agreement, in written form and marked "Confidential." If Confidential Information is initially disclosed orally, the Disclosing Party shall send a written summary of such information to the Receiving Party within forty (40) days of disclosure and mark such summary "Confidential." Confidential Information shall include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, sales and marketing plans and business information.

     6.3  Covenants of Consilium.
          ----------------------

          6.3.1  Consilium Singapore Office. As soon as practicable after the
                 --------------------------
Closing Date, but in any event no later than six months after the Closing Date, Consilium will close its currently existing office in Singapore, and transferred all of its existing business activities and employees in the Singapore office to the control and supervision of the Shareholder in the existing FAST offices. This covenant shall survive the Closing and remain in full force and effect until such time as Consilium has fully complied with its obligations under this
Section 6.3.1.

          6.3.2  Employment of FAST Employees. Conditional upon the termination
                 ----------------------------
of all existing contracts between FAST and any of its current employees or contract employees, and the performance by FAST of all of its obligations thereunder, Consilium agrees that it shall offer at-will employment to all of the current full-time employees of FAST listed on Schedule 4.16 and to certain contract employees of FAST listed on Schedule 6.3.2 hereof, under Consilium's standard terms and conditions of employment.

          6.3.3  Registration Rights. Consilium will use reasonable commercial
                 -------------------
efforts to, within six months of the issuance of the Consilium Stock and within six months of the issuance of additional Common Stock of Consilium as all or part of a Performance Payment ("Additional Stock"), file a registration statement for a public offering of the Consilium Stock or the Additional Stock, as applicable, subject to the terms and conditions of the Declaration of Registration Rights attached hereto as Exhibit A.
                                       ---------

          6.3.4  Options.  Consilium will grant to the Shareholder an option to
                 -------
purchase 30,000 shares of the Common Stock of Consilium pursuant to the terms and conditions of the 1996 Consilium Stock Option Plan (the "Plan"), and, upon mutual agreement with FAST, may grant to certain FAST employees options to purchase up to an aggregate of 30,000 shares of the Common Stock of Consilium pursuant to the terms and conditions of the Plan. The exercise price for any options granted pursuant to this section shall be equal to the closing price of Consilium Common Stock as quoted on the Nasdaq National Market on the date of the grant of the option.

[*]= Text deleted pursuant to a Confidential Treatment Request.

                                  ARTICLE VII

                  CONSILIUM'S CONDITIONS PRECEDENT TO CLOSING
                  -------------------------------------------
     The obligations of Consilium at the Closing are subject to satisfaction of the following conditions (any or all of which may be waived by Consilium in its sole discretion):

     7.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
FAST contained in this Agreement shall be true and correct in all material respects on the Closing Date with respect to the Agreement and the Ancillary Documents with the same effect as though made on that date.

     7.2  Board and Shareholder Approval.  This Agreement and the transactions
          ------------------------------
contemplated by it shall have been approved by FAST's Board of Directors and shareholders and FAST shall have delivered to Consilium copies, certified by the Secretary of FAST, of the resolutions of the Board of Directors and shareholders of FAST regarding such approval.

     7.3  Consents.  On or prior to the Closing Date, FAST shall have obtained
          --------
all necessary consents to the assignment to Consilium of the contracts listed on
Schedule 1.1 hereto, and all other consents, approvals, permits and necessary
- ------------
authorizations to complete the transfer of the Assets.

     7.4  No Material Adverse Change.  No material adverse change shall have
          --------------------------
occurred in the business of FAST or the value of the Assets since the execution of this Agreement which, in the reasonable judgment of Consilium, may have a material adverse effect on the Assets.

     7.5  Closing Certificate.  FAST shall deliver to Consilium a certificate
          -------------------
dated the Closing Date and signed by the Managing Director of FAST confirming that the conditions set forth in subsections 7.1, 7.2, 7.3 and 7.4 have been satisfied.

     7.6  Employment Agreements.  The Shareholder of FAST shall have delivered
          ---------------------
to Consilium a signed employment agreement in the form attached hereto as Exhibit B, the employees of FAST listed on Schedule 4.16 shall have delivered to
- ---------                                  -------------
Consilium signed Employment Agreements in the form attached hereto as Exhibit C
                                                                      ---------
hereto, and the contract employees of FAST listed on Schedule 6.3.2 shall have
                                                     --------------
delivered to Consilium signed Independent Contractor Services Agreements in the form attached hereto as Exhibit D.
                        ---------

     7.7  Proprietary Rights and Information Agreements.  Consilium shall have
          ---------------------------------------------
received signed Proprietary Rights and Information Agreements from the Shareholder, the full-time employees of FAST listed on Schedule 4.16 and the
                                                       -------------
contract employees of FAST listed on Schedule 6.3.2 in the form attached hereto
                                     --------------
as Exhibit E.
   ---------

     7.8  Legal Opinion.  Consilium shall have received an opinion from
          -------------
________________________, counsel to FAST, in substantially the form attached hereto as Exhibit F.
          ---------

[*]= Text deleted pursuant to a Confidential Treatment Request.

     7.9  Closing Deliveries.  Consilium shall have received at or prior to the
          ------------------
Closing each of the following documents:

          7.9.1  a bill of sale substantially in the form attached hereto as
Schedule 7.9;
- ------------

          7.9.2 such instruments of conveyance, assignment and transfer, in form and substance satisfactory to Consilium, as shall be appropriate to convey, transfer and assign to, and to vest in, Consilium, good, clear and marketable title to the Assets, including assignments of any pending or issued federal registrations for trademarks or copyrights; and

          7.9.3 evidence of termination of all liens filed against the Assets reasonably satisfactory to Consilium.

     7.10 FAST's Covenants.  FAST shall have performed and complied with all of
          ----------------
the terms, covenants and conditions set forth herein which are to be performed or complied with by FAST before or as of the Closing Date.

     7.11 Closing Date.  The Closing shall have occurred on or before May 1,
          ------------
1997.

     7.12 Tax and Accounting Review.  Consilium shall have completed to its
          -------------------------
satisfaction a review of the tax and accounting consequences of the transfer of the Assets hereunder.

     7.13 Agreement with SDI.  Consilium, the Shareholder and Systematic Designs
          ------------------
International, Inc. ("SDI") [*].

                                 ARTICLE VIII

                    FAST'S CONDITIONS PRECEDENT TO CLOSING
                    --------------------------------------
     The obligations of FAST at the Closing are subject to satisfaction of the following conditions (any or all of which may be waived by FAST):

     8.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
Consilium contained in this Agreement will be true and correct in all material respects at the date of the Closing with the same effect as though made at that date.

     8.2  Consilium's Covenants.  Consilium shall have performed and complied
          ---------------------
with all of the terms, covenants and conditions set forth herein which are to be performed or complied with by Consilium before or as of the Closing Date.

[*]= Text deleted pursuant to a Confidential Treatment Request.

                                  ARTICLE IX

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES:
                  -------------------------------------------

                                INDEMNIFICATION
                                ---------------

     9.1  Survival of Representations, Warranties and Covenants.  The
          -----------------------------------------------------
representations, warranties, agreements and covenants of FAST and Shareholder contained in this Agreement shall survive the Closing for a period ending at midnight, PST, on the second anniversary of the Closing Date and shall in no manner be limited by any investigation of the subject matter thereof made by or on behalf of either party or by the satisfaction of any condition to the Closing. At the end of such period, all such agreements, covenants, representations or warranties by FAST shall expire and be of no further force and effect, provided, however, that FAST will remain liable thereafter to the extent one or more Claims (as defined in Section 9.1) shall have been asserted in writing by Consilium on or before the expiration of such period. Consilium's and Buyer's representations, warranties and covenants contained in this Agreement shall terminate as of the earlier of the termination of this Agreement in accordance with its terms or the Closing, unless otherwise specified herein.

     9.2  Indemnification by FAST and the Shareholder.
          -------------------------------------------

          9.2.1 FAST and the Shareholder will jointly and severally defend, indemnify and hold harmless Consilium from and against any and all demands, claims, debts, damages, losses and liabilities (individually a "Claim" or collectively "Claims") which are asserted against, incurred by or imposed upon Buyer and which constitute, directly result from, or relate to (i) the inaccuracy of any representation or the breach of any warranty made in this Agreement or otherwise made in writing and delivered by FAST or Shareholder to Consilium in connection with the transactions contemplated hereby; (ii) any failure of FAST or the Shareholder to perform or comply with any of their respective covenants and agreements set forth herein or in any other document executed in connection with the transactions contemplated hereby; (iii) any liabilities, obligations or commitments of, and all claims against FAST, its shareholders, directors, officers, employees or agents involving any of the Purchased Assets, arising from or based upon (A) any condition, event or action existing on or occurring before the Closing Date, (B) FAST's use and operation of any retained assets after the Closing Date, or (C) noncompliance with the bulk sales or similar laws of Singapore, except to the extent that such liabilities, obligations, commitments or claims are Assumed Liabilities and (iv) any Excluded Liabilities.

          9.2.2 Consilium shall indemnify and save harmless FAST and the Shareholder from and against any and all Claims which are asserted against, incurred by, or imposed upon FAST or the Shareholder and which constitute, directly result from, or relate to the inaccuracy of any representation or the breach of any warranty made in this Agreement or otherwise made in writing and delivered by Consilium to FAST or the Shareholder in connection with the transactions contemplated hereby.

[*]= Text deleted pursuant to a Confidential Treatment Request.

          9.2.3 The indemnification obligations set forth herein shall terminate as to any Claim (or any potential Claim by an appropriate party) not asserted by Consilium in writing prior to midnight, PST, on the second anniversary of the Closing Date. The term "Claim" shall include, but not be limited to, any claim or action by any claimant, creditor, interest holder or other party in interest. As used in this Section 9, the term "Indemnitor" means the party against whom indemnification hereunder is sought, and the term "Indemnitee" means the party seeking indemnification hereunder. The following are conditions precedent to any liability of an Indemnitor under Section 9.2.1 or Section 9.2.2:

                 9.2.3.1 Indemnitee shall give Indemnitor prompt written notice of any event or assertion of which it has knowledge concerning any Claims and as to which it may request indemnification.

                 9.2.3.2 Indemnitee shall cooperate with and assist Indemnitor in defending or settling the Claims.

                 9.2.3.3 Indemnitee shall permit Indemnitor to control the defense or settlement of the Claims, including selection of counsel to represent Indemnitor and Indemnitee, provided that such counsel shall be reasonably satisfactory to Indemnitee. Indemnitee may maintain separate counsel at its own cost and expense in connection with any Claim.

                 9.2.3.4 In no event shall Indemnitee compromise or settle a Claim without the prior written approval of Indemnitor, which approval shall not be unreasonably withheld.

                 9.2.3.5 The assumption of the defense of any Claim by Indemnitor shall be an acknowledgment by Indemnitor that such Claim is subject to indemnification under the provisions of this Section 9.2 and that such provisions are binding on Indemnitor. If, however, Indemnitor fails or refuses to undertake the defense of such Claim within ten (10) days after written notice of such Claim has been delivered to Indemnitor by Indemnitee, Indemnitee shall have the right to undertake the defense, and, subject to Section 9.2.3.4 above, compromise and settlement of such Claim with counsel of its own choosing. Failure of Indemnitee to furnish written notice to Indemnitor of a Claim shall not release Indemnitor from Indemnitor's obligations hereunder, except to the extent Indemnitor is prejudiced by such failure.

          9.2.4 The amounts for which Indemnitee may seek indemnification under this Section shall extend to, and as used herein the term "Claim" shall include, reasonable attorneys' fees and costs, reasonable accountants' fees and costs, costs of litigation and other expenses reasonably incurred by Indemnitee in the investigation or defense of any claim asserted against Indemnitee and any amounts paid in settlement or compromise of any claim asserted against it, but only to the extent that the claim asserted is or would have been subject to the provisions of this Section 9.

[*]= Text deleted pursuant to a Confidential Treatment Request.

          9.2.5 Subject to the next sentence, any payment due to Indemnitee (or payable to Indemnitee) pursuant to a Claim shall be paid by bank cashier's check or wire transfer. Without limiting any other rights it may have, Consilium may, at its sole option by notice to FAST, satisfy an amount due to Consilium pursuant to any Claim by withholding such amount from any amounts due to or to become due to FAST pursuant to Section 2.4 hereof.

          9.2.6  The indemnification obligations of an Indemnitor under this
Section 9.2 shall continue in full force and effect as to any Claim as to which notice has been given pursuant to Section 9.2.3 until such Claim has been settled either by mutual agreement of the parties concerned, by mediation or arbitration in accordance with the provisions of this Agreement or in the event of a Claim resulting from legal action by a third party, by the final arbitration award or final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken). Any dispute over a claim under Section 9.2 (a "Contested Claim") shall be settled by mediation or arbitration in accordance with Section 11.10 hereof. The right of Indemnitee to be indemnified under this
Section 9.2.6 shall not limit, reduce or otherwise affect any other rights and remedies it may have with respect to the matters indemnified under this Agreement.

                                   ARTICLE X

                           TERMINATION OF AGREEMENT
                           ------------------------

     10.1 Termination by Lapse of Time.  This Agreement shall terminate at 5:00
          ----------------------------
p.m., California time, on August 1, 1997], if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of all of the parties hereto.

     10.2 Termination by Agreement of the Parties.  This Agreement may be
          ---------------------------------------
terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement or by lapse of time under Section 10.1, Consilium shall have no further obligation or liability to FAST under this Agreement, and FAST shall have no further obligation or liability to Consilium under this Agreement. Notwithstanding the foregoing, the mutual obligations of confidentiality set forth in Section 6.2.1 herein shall survive the termination of the Agreement.

                                  ARTICLE XI

                                    GENERAL
                                    -------
     11.1 Expenses.  Except as otherwise provided below in this Agreement, the
          --------
parties will each pay their own legal, accounting and other professional expenses in connection with the transactions contemplated hereby.

     11.2 Brokers.  Each party represents and warrants to the other that no
          -------
person has acted as a broker, a finder or in any similar capacity in connection with the transactions

[*]= Text deleted pursuant to a Confidential Treatment Request.

contemplated hereby. Each party shall indemnify the other against, and agrees to hold the other harmless from, all liabilities and expenses (including reasonable attorneys' fees and expenses) in connection with any claim by anyone for compensation as a broker, a finder or in any similar capacity following the Closing, by reason of services allegedly rendered to the indemnifying party in connection with the transactions contemplated hereby.

     11.3 Entire Agreement.  This document contains the entire agreement among
          ----------------
the parties with respect to the matters contemplated hereby and all prior negotiations, understandings and agreements among them.

     11.4 Assignment.  Neither this Agreement nor any right of any party under
          ----------
it may be assigned without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Consilium may assign its rights under this Agreement following the Closing to any party that acquires Consilium through a merger or consolidation, purchase of substantially all of Consilium's stock or a purchase of substantially all of Consilium's assets.

     11.5 Notices.  Any notice or other communication required or permitted to
          -------
be given under this Agreement shall be in writing and will be deemed effective when delivered in person, when sent by confirmed facsimile, if promptly confirmed in writing, on the third day after the day on which mailed by first class mail from within the United States of America, or the day following delivery to a national overnight courier service to the following addresses or to such other address as either party may specify in writing to the other party in accordance with the provisions of this subsection 11.5:

    If to Consilium:          Consilium, Inc.
                              485 Clyde Avenue
                              Mountain View, CA 94043
                              Attn:  Ed Norton

    With a copy to:           Gray Cary Ware & Freidenrich
                              400 Hamilton Avenue
                              Palo Alto, CA  94301
                              Attn:  Diane Holt Frankle

    If to FAST:               FAST Associates Pte, Ltd.
                              _______________________________
                              _______________________________
                              Attn: Ng Boon Thiong

[*]= Text deleted pursuant to a Confidential Treatment Request.

    With a copy to:           ________________________________
                              ________________________________
                              ________________________________
                              Attn:  _________________________

    11.6  Governing Law.  This Agreement will be governed by, and construed
          -------------
under, the laws of the State of California without regard to conflict of laws principles. The parties hereto agree to submit to the personal, but not exclusive, jurisdiction of the state and federal courts in California with respect to the enforcement or interpretation of this Agreement or the parties' obligations hereunder.

    11.7  Amendment.  This Agreement may be amended only by a document in
          ---------
writing signed by the parties.

    11.8  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

    11.9  Public Disclosure.  No party shall disclose the terms of this
          -----------------
Agreement without the written consent of Consilium and FAST, except as required by law, pursuant to the disclosure obligations of Consilium under the rules and regulations of the Securities and Exchange Commission or as set forth in Section
6.2 herein.

    11.10 Arbitration.  Any disputes between Consilium and FAST with respect to
          -----------
this Agreement shall be settled by binding, final arbitration in Mountain View, California and in accordance with the commercial arbitration rules of the American Arbitration Association then in effect ("AAA Rules"). However, in all events, the following arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available, except the arbitrator shall not have the authority to grant punitive damages to either party to this Agreement.

          11.10.1 Any such arbitration shall be conducted before a single arbitrator who shall be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

          11.10.2 The AAA Rules for the selection of the arbitrator shall be followed.

          11.10.3 Consilium and FAST shall each advance fifty percent (50%) of the initial compensation to be paid to the arbitrator in any such arbitration and fifty percent (50%)

[*]= Text deleted pursuant to a Confidential Treatment Request.

of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that the arbitrator shall have the discretion to grant to the prevailing party in any arbitration an award of attorneys' fees and costs, and all costs of arbitration.

          11.10.4 The parties shall be entitled to conduct discovery proceedings in accordance with the provisions of the Federal Rules of Civil Procedure, subject to any limitation imposed by the arbitrator.

          11.10.5 For any claim submitted to arbitration, the burden of proof shall be as it would be if the claim were litigated in a judicial proceedings.

          11.10.6 Upon the conclusion of any arbitration proceedings hereunder, the arbitrator shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached by him or her and shall deliver such documents to each party to this Agreement and to the Escrow Agent along with a signed copy of the award.

          11.10.7 The arbitrator chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement or the Escrow Agreement.

          11.10.8 Arbitration shall be the sole and exclusive remedy of the parties.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date shown on the first page.

FAST ASSOCIATES, PTE, LTC.              CONSILIUM, INC.

By:                                     By:
   --------------------------              --------------------------
Name:                                   Name:
     ------------------------                ------------------------
Title:                                  Title:
      -----------------------                 -----------------------

SHAREHOLDER

By:
   --------------------------
Name: Ng Boon Thiong

[*]= Text deleted pursuant to a Confidential Treatment Request.

                               LIST OF SCHEDULES
                               -----------------

SCHEDULE 1.1                            FIXED ASSETS
SCHEDULE 1.2                            WARRANTS TO BE ASSIGNED
SCHEDULE 1.6                            LEASES TO BE ASSIGNED
SCHEDULE 1.9                            EXISTING FAST CUSTOMERS IN TAIWAN
SCHEDULE 1.10                           EXISTING FAST CONTRACTS WITH CONSILIUM
SCHEDULE 2.6                            ALLOCATION OF AGGREGATE CONSIDERATION
SCHEDULE 2.7                            ASSUMED LIABILITIES
SCHEDULE 4.0                            SCHEDULE OF EXCEPTIONS
SCHEDULE 6.3.2                          CONTRACT EMPLOYEES OF PAST
SCHEDULE 7.9                            BILL OF SALE

                                   EXHIBIT A
                                   ---------

                                CONSILIUM, INC.
                                ---------------

                      DECLARATION OF REGISTRATION RIGHTS
                      ----------------------------------

     This Declaration of Registration Rights ("Declaration") is made as of July ___, 1997 by Consilium, Inc., a Delaware corporation ("Consilium") for the benefit of Fast Associates PTE, Ltd., a Singapore corporation ("FAST"), which is acquiring shares of Common Stock of Consilium pursuant to that certain Asset Purchase Agreement dated as of July ___, 1997, among Consilium, FAST, and Ng Boon Thiong (the "Purchase Agreement"). Capitalized terms used herein and not defined shall have the meaning given to them in the Purchase Agreement.

     1.   DEFINITIONS.  AS USED IN THIS DECLARATION:

          (a) "Affiliate" means those persons or parties deemed an "affiliate" for purposes of paragraphs (c) and (d) of Rule 145 of the SEC.

          (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (c) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

          (d) "Holder" means (i) FAST (ii) Ng Boon Thiong (should Consilium issue any stock to him as a Performance Payment under the Purchase Agreement), or (iii) a transferee of Registrable Securities by FAST, to whom registration rights under this Declaration are assigned pursuant to Section 8 of this Declaration and who becomes a Holder (within the meaning of this Agreement) of Registrable Securities.

          (e) "Registrable Securities" means the shares of Consilium Common Stock issued to FAST pursuant to the Purchase Agreement, together with all other shares of Consilium Common Stock issued in respect thereof (by way of stock split, dividend or otherwise). Registrable Securities shall not include any shares of Consilium Common Stock transferred by a Holder pursuant to Section 6 hereof to any person who does not agree to be bound by the terms of this Declaration.

          (f) "SEC" means the Securities and Exchange Commission.

          (g) "Securities Act" means the Securities Act of 1933, as amended.

          (h) "NASD" means the National Associations of Securities Dealers.

Capitalized terms not otherwise defined herein have the meanings given to them in the Purchase Agreement.

     2.   REGISTRATION.

          (a) Applicable Form of Registration Statement. Consilium shall use reasonable commercial efforts to cause the applicable Registrable Securities to be registered under the Securities Act so as to permit the resale thereof, within six months of the time they are issued to a Holder pursuant to the Purchase Agreement. In connection therewith Consilium shall use reasonable commercial efforts to prepare and file with the SEC and shall use reasonable commercial efforts to cause to become effective as soon as practicable thereafter a registration statement on Form S-3 (in the case of the Registrable Securities).

          (b) Information. Each Holder shall provide all information and materials to Consilium, and take all action, as may be required in order to permit Consilium to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. The provisions of such information and materials by Holder is a condition precedent to the obligations of Consilium pursuant to this Declaration.

          (c) Certain Limitations. (i) Except as expressly provided in Section 3, Consilium shall not be required to effect a total of more than four (4) registrations of Registrable Securities hereunder; and (ii) Consilium shall keep effective the registration statement(s) for Registrable Securities during such periods as directors, officers and Affiliates of Consilium are permitted to purchase and sell Consilium Common Stock pursuant to the insider trading policies of Consilium (subject to the right of Consilium to suspend the use of a prospectus pursuant to Section 3(b)) and, notwithstanding the provisions of
Section 3(a)(i) and any other provision of this Agreement to the contrary, shall not be required to keep such to the contrary, shall not be required to keep such registration statement effective at any other time. By making a registration request or selling any Registrable Securities pursuant to a registration statement filed pursuant to this Agreement, each Holder agrees that the right of such Holder to resell Registrable Securities, pursuant to a registration statement hereunder shall be suspended, unless otherwise agreed by Consilium, whenever Consilium "insiders" (as defined in the Consilium Insider Trading Policy furnished to Holders herewith and any amendments thereto hereafter furnished to Holders) are restricted from trading capital stock of Consilium (a "Restricted Period"). Unless otherwise specified by Consilium by written notice to Holders, the term "Restricted Period" shall include the period commencing at the opening of trading on the first day of the third month of each fiscal quarter of Consilium and expiring at the close of trading on the second full trading day following the release of Consilium financial results for such fiscal quarter (or, in the case of the fourth quarter of each year, for the fiscal year). If a Restricted Period shall commence or shall expire or terminate on any other date, Consilium shall provide advance written notice of such commencement and prompt written notice of such expiration or termination. Consilium shall have the affirmative right to suspend the effectiveness of any registration statement hereunder at any time and from time to time during a Restricted Period, for the whole of such Restricted Period or any portion thereof.

     3.   OBLIGATIONS OF CONSILIUM.

          (a) Subject in each case to the limitations of Section 2, Consilium shall (i) prepare and file with the SEC registration statements in accordance with Section 2 hereof with respect to the Registrable Securities and shall use all reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep each such registration statement effective until the Termination Date (as hereinafter defined); (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in each such registration statement until the Termination Date (as hereinafter defined) (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Consilium shall be required under the provisions hereof to cause the registration statement to remain current and (iv) use reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Consilium shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified. For purposes of this Section 3(a), "Termination Date" means the earlier of (i) six months from the effective date of the Registration Statement (ii) the date on which the Holder can sell all of their Registrable Securities pursuant to Rule 144 of the SEC under the Securities Act, and (iii) the date on which all of the Registrable Securities have been resold pursuant to Rule 144 or an effective registration statement.

          (b) Consilium shall notify each Holder, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (iii) of the issuance by the SEC or any other federal or state governmental authority if any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Consilium of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (v) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Consilium may, upon the happening of any event of the kind described in clauses (iii), (iv) or (v) hereof, suspend use of the prospectus on written notice to each Holder, in which case each Holder shall discontinue disposition of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holder are advised in writing by the Company that the use of the applicable prospectus may be resumed. Consilium shall use its reasonable best efforts to ensure that the use of the prospectus may be resumed as soon as practicable. Consilium shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. Consilium shall, upon the occurrence of any event contemplated by clause (iv) or (v) above, prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4. EXPENSES. Consilium shall pay all of the out-of-pocket expenses incurred, other then underwriting discounts and commissions, in connection with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Consilium's outside counsel and independent accountants and a single counsel for all of the Holders.

     5. INDEMNIFICATION. In the event of any offering registered pursuant to this Declaration:

          (a) Consilium will indemnify each Holder and each person controlling a Holder, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Declaration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any violation by Consilium of any rule or regulation promulgated under the Securities Act, or state securities laws applicable to Consilium in connection with any such registration, and subject to Section 5(c), will reimburse each such Holder, and each person controlling such Holder, for any legal and other out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Consilium will not be liable in such case to the extent that any such claim, loss, damage, or liability arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Consilium by such Holder or controlling person and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualification or compliance is being effected, indemnify Consilium, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of Consilium's securities covered by such a registration statement, each person who controls Consilium or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, and such Holder's legal counsel and independent accountants, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Consilium, such Holder, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Consilium by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall be several and not joint and shall be limited to an amount equal to the respective net proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party receives written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. Notwithstanding the foregoing sentence, the Indemnified Party may retain its own counsel to conduct the defense of any such claim or litigation, and shall be entitled to be reimbursed by the Indemnifying Party for expenses incurred by the Indemnified Party in defense of such claim or litigation, in the event that the Indemnifying Party does not assume the defense of such claim or litigation within sixty days after the Indemnifying Party receives notice thereof from the Indemnified Party. Further, an Indemnifying Party shall be liable for amounts paid in settlement of any such claim or litigation only if the Indemnifying Party consents in writing to such settlement (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect to such claim or litigation.

          (d) The obligations or Consilium and each Holder under this Section 5 shall survive the completion of any offering of stock in a registration statement under this Declaration and otherwise.

     6. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause Consilium to register Registrable Securities pursuant to this Declaration may be assigned by a Holder to a transferee of Registrable Securities only if: (a) Consilium is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Consilium pursuant to which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby; and (b) immediately following such transfer, the disposition of such Registrable Securities by the transferee is restricted under the Securities Act.

     7. AMENDMENT OF REGISTRATION RIGHTS. The Holder of a majority of the Registrable Securities then outstanding may, with the consent of Consilium, amend the registration rights granted hereunder.

     8. TERMINATION. The registration rights set forth in this Declaration shall terminate with respect to a Holder (and the shares held by such Holder shall cease to constitute Registrable Securities) not later than two years following the issuance of the Registrable Securities pursuant to the Purchase Agreement.

     9. OBLIGATIONS OF HOLDERS. By exercising any rights hereunder, each Holder shall be deemed to assume all obligations of a Holder hereunder as though such Holder were a signatory hereto. Consilium may require Holders to execute an instrument whereby such Holders expressly assume all obligations of Holders hereunder as a condition precedent to any obligations of Consilium hereunder.

                                   EXHIBIT B
                                   ---------

                              SHAREHOLDER OF FAST
                         FORM OF EMPLOYMENT AGREEMENT
                         ----------------------------

Ng Boon Thiong

Dear Boon:

     I am pleased to offer you a position with Consilium (the "Company") as its Managing Director, Consilium South East Asia Region, commencing on ___________________, 1997. This letter sets forth the material terms of our offer, so that you can make an informed decision whether to become part of our team. All other terms of our offer are contained in our Company's handbook and office notices past, present and amended or added from time to time in the future as applicable to the Managing Director, Consilium South East Asia Region. If you decide to join us, you will receive a monthly salary of $10,000, less applicable withholding, which will be paid monthly in accordance with the Company's normal payroll procedures. As a Company employee, you are also eligible to receive certain employee benefits as contained in our Company's handbook and office notices.

     If you choose to accept this offer, your employment with the Company will be voluntarily entered into and will be for no specified period. As a result, you will be free to resign at any time, for any reason or for no reason, as you deem appropriate; provided that prior to such resignation or termination, you have given the Company two months written notice. The Company will have a similar right and may concludes its employment relationship with you at any time, with or without notice, subject to two months written notice as above. In lieu of such written notice, payment of two months salary may be made.

     In the event of any dispute or claim relating to or arising out of our employment relationship, this agreement, or the termination of our employment relationship (including, but not limited to, any claims of wrongful termination or age, sex, disability, race or other discrimination), you and the Company agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara County, California, and you and the Company waive all rights to have such disputes or claims tried by a court or jury. However, you and the Company agree that this arbitration provision shall not apply to any dispute or claim relating to or arising out of the misuse or misappropriation of the Company's trade secrets or proprietary information.

     To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to me as soon as possible. I have enclosed a duplicate original for your records. You will be required to sign an Employee Inventions and Proprietary Rights Assignment Agreement as a condition of your employment.

     We look forward to working with you at Consilium.  Welcome aboard!

                                             Sincerely,

                                             ___________________________________

================================================================================

                                 ACKNOWLEDGMENT

I, _____________________________________, accept the above appointment based on the terms and conditions stated.


_____________________________                   ________________________
Signature                                       Date

                                   EXHIBIT C
                                   ---------

                               EMPLOYEES OF FAST
                         FORM OF EMPLOYMENT AGREEMENT
                         ----------------------------

Dear _______________________:

     I am pleased to offer you a position with Consilium (the "Company") as its _________________________________, commencing on ___________________, 199_.
This letter sets forth the material terms of our offer, so that you can make an informed decision whether to become part of our team. All other terms of our offer are contained in our Company's handbook and office notices past, present and amended or added from time to time in the future as applicable to ______________________ (position). If you decide to join us, you will receive a monthly salary of $_________, less applicable withholding, which will be paid [monthly] [semi-monthly] in accordance with the Company's normal payroll procedures. As a Company employee, you are also eligible to receive certain employee benefits as contained in our Company's handbook and office notices.

     If you choose to accept this offer, your employment with the Company will be voluntarily entered into and will be for no specified period. As a result, you will be free to resign at any time, for any reason or for no reason, as you deem appropriate; provided that prior to such resignation or termination, you have given the Company two months written notice. The Company will have a similar right and may concludes its employment relationship with you at any time, with or without notice, subject to two months written notice as above. In lieu of such written notice, payment of two months salary may be made.

     In the event of any dispute or claim relating to or arising out of our employment relationship, this agreement, or the termination of our employment relationship (including, but not limited to, any claims of wrongful termination or age, sex, disability, race or other discrimination), you and the Company agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara County, California, and you and the Company waive all rights to have such disputes or claims tried by a court or jury. However, you and the Company agree that this arbitration provision shall not apply to any dispute or claim relating to or arising out of the misuse or misappropriation of the Company's trade secrets or proprietary information.

     To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to me as soon as possible. I have enclosed a duplicate original for your records. You will be required to sign an Employee Inventions and Proprietary Rights Assignment Agreement as a condition of your employment.

     We look forward to working with you at Consilium.  Welcome aboard!

                                              Sincerely,

                                              __________________________________

================================================================================

                                ACKNOWLEDGMENT

I, _____________________________________, accept the above appointment based on the terms and conditions stated.


_______________________________                  ______________________
Signature                                        Date

                                   EXHIBIT D
                                   ---------

                          CONTRACT EMPLOYEES OF FAST
               FORM OF INDEPENDENT CONTRACTOR SERVICES AGREEMENT
               -------------------------------------------------

This Agreement is entered into effective this ___ day of _________________, 199(__), between Consilium, Inc., a Delaware corporation ("Company") and ______________________________, (hereinafter referred to as "Contractor").

1. Term. Contractor agrees to serve as a consultant to Company for the period effective ___________________ and ending no later than ________________________.

2.   Duties.  Contractor will render the services set forth in Exhibit A hereto,
                                                               ---------
and such other services concerning the business of the Company as may be requested in writing by the Company from time to time to the best of his ability, at such place as shall be mutually agreeable to both parties, by the completion dates set forth in Exhibit A. In rendering such services, Contractor
                              ---------
shall act as an independent contractor and not as an agent for or an employee of the Company. Contractor shall not have the right or power to bind the Company to any contract or agreement with any third party. The relationship created by this Agreement is that of a contract for services and nothing herein contained is intended to nor shall it create the relationship of partnership or joint venture.

3. Compensation of Contractor. Company will pay Contractor for services rendered and for the fees as set forth in Exhibit A.
                                          ---------

4.   Trade Secrets; Intellectual Property Rights.

     4.1  Disclosure of Inventions.  Contractor agrees to disclose promptly in
          ------------------------
writing to Company, or any person designated by Company, every computer program, trade secret, invention, discovery, improvement, copyrightable material, process, manufacturing technique, formula, or know-how, whether or not patentable, which is conceived, made, reduced to practice, or learned by Contractor in the course of any work performed for Company.

     4.2  Confidential Information.
          ------------------------

          (a) Contractor acknowledges that during the term of this Agreement, he or she will have access to Company's Confidential Information and further, that the Confidential Information is a valuable, special and unique asset of the Company. "Confidential Information" includes, but is not limited to, source and object codes of Company's proprietary software, technical and business information relating to Company's inventions and products, research and development, production, engineering processes, costs, profit or margin information, employee skills and salaries, finances, customers, marketing, sales, production, and future business plans.

          (b) The Contractor shall at all times, both during the term of this Agreement, and thereafter, keep in confidence and trust all of Company's Confidential Information. The Contractor shall not use Company's Confidential Information other than as expressly permitted under the terms of this Agreement or as Company may provide by separate written agreement. The Contractor shall take all reasonable steps to (1) prevent unauthorized disclosure or use of Consilium's Confidential Information; and (2) prevent Company's Confidential Information from falling into public domain or into the possession of unauthorized persons. The Contractor shall immediately notify Consilium of any unauthorized use or disclosure of Company's Confidential Information. The Contractor agrees to assist Company in remedying such unauthorized use or disclosure of Company's Confidential Information.

          (c) Contractor's obligations with respect to Company's Confidential Information also extend to any third party's proprietary or confidential information disclosed to Contractor in the course of providing services to Company.

          (d) Notwithstanding the other provisions of this Agreement, some things received by the Contractor will be considered Non-Confidential Information of Company if (1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (2) it has been rightfully received by Contractor from a third party without confidential limitations; (3) it has been independently developed for Contractor by personnel or agents having no access to the Confidential Information of Company; or (4) it has been disclosed by Company to a third party without restriction on disclosure.

     4.3  Assignment of Copyrighted and Patented Works and Inventions.
          -----------------------------------------------------------

          (a) Contractor agrees to execute, upon Company's request, a signed transfer of copyright and patent to Company in the form attached to this Agreement as Exhibit B, for all works subject to copyright and/or patent
             ---------
protection, including computer programs, notes, sketches, drawings and reports, that Contractor develops, solely or jointly with others, relating or useful to Company's business as presently conducted or as conducted at any time during Contractor's work with Company.

          (b) Inventions resulting from Contractor's work for Company under this Agreement are the exclusive property of Company. "Inventions" include, but are not limited to, any and all inventions, improvements, discoveries, and technical developments that Contractor solely, or jointly with others, conceives or reduces to practice. contractor assigns to Company its entire right to all Inventions, and agrees to cooperate with Company or its designee(s), both during and after the term of this Agreement, in the procurement and maintenance of Company's right in the Inventions, and to sign all papers which Company may consider necessary and desirable for vesting Company or its designee(s) with such rights.

          (c) Contractor agrees to assist Company in any reasonable manner to obtain and enforce for Company's benefit: patents; copyrights; and other proprietary rights in any and all countries. And, Contractor agrees to execute, when requested, patent, copyright, or similar applications and assignments to Company and any other lawful documents deemed necessary by Company to carry out the purpose of this Agreement. Contractor further agrees that the obligations and undertakings stated in this Section 4.3(c) will continue beyond the termination of Contractor's service to Company. If called upon to render assistance under this Section, Contractor will be entitled to a fair and reasonable fee in addition to reimbursement of expenses incurred as a result of Company's written request for assistance.

5. Term of Confidentiality. Contractor agrees that the results of his work for Company, including the Copyrightable Works, will not be made available to third parties during the term of this Agreement or for seven (7) years following the termination of this Agreement without the prior written consent of Company. Contractor agrees that during the term of this Agreement and for seven (7) years following the termination of this Agreement, he shall maintain in confidence and not use, except to the extent required to perform services for Company, any Confidential Information, whether or not it is in written or permanent form. Contractor's obligations with respect to the Confidential Information also extend to proprietary or confidential information of any third party who may disclose such information to the Company or Contractor in the course of business.

     5.1  Return of Company Property. Contractor acknowledges that Company's
          --------------------------
sole and exclusive property includes, but is not limited to, all documents, such as drawings, blueprints, copies of source code manuals, letters, notes, notebooks, reports, sketches, formulae, memoranda, records, files, computer programs, machine listings, data, shareholders list, employee lists, part numbers, costs, profits, market sales, customer lists, and the like in its custody or possession, whether delivered to Contractor by Company or made by Contractor in the performance of services under this Agreement, relating to the business activities of the Company, its customers or suppliers, and containing any information or data whatsoever, whether or not Confidential Information. Contractor agrees to promptly deliver all Company property in Contractor's possession to Company at any time upon Company's request. Upon termination of this Agreement for any reason or in any manner, the Contractor agrees to deliver promptly to Company all such documents, together with any and all other Company property then in Contractor's possession, except as may otherwise be allowed by the prior written consent of Company.

6. Conflict of Interest. Contractor agrees that during the term of this Agreement he will notify Company is he accepts any other contracts with a competitor of Company. At such time, the contract between the Contractor and Company can be severed if the company so wishes. Contractor further agrees that he will not disclose to Company or bring onto the Company's premises, or induce the Company to use, any confidential information that belongs to anyone other than Company.

7. Injunctive Relief for Breach. Contractor acknowledges and agrees that the obligations and promises of Contractor under this Agreement are of a unique, intellectual character which gives them particular value. Contractor acknowledges and agrees that a breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law and, in the event of such breach, Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages, if appropriate).

8. Termination. Company and Contractor each reserve the right to terminate this Agreement at any time, provided that no such termination shall affect Company's rights or Contractor's responsibilities under Sections 4 or 5 hereof. The terminating party will notify the other party in writing of its election to terminate at least one (1) business day prior to the effective date of termination.

9.   General Provisions.

     9.1  Governing Law.  This Agreement shall be governed and construed in
          -------------
accordance with the laws of the State of California.

     9.2  Entire Agreement.  This instrument sets forth the entire understanding
          ----------------
and agreement of the parties as to the subject matter of this Agreement. It may not be changed orally, but only by a writing signed by both parties. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue in full force without being impaired or invalidated in any way. The waiver by Company of a breach of any provision of this Agreement by Contractor shall not operate or be construed as a waiver of any other or subsequent breach by Contractor.

     9.3  Successors and Assigns.  Neither this Agreement nor any of the rights
          ----------------------
or obligations of Contractor arising hereunder shall be assigned or transferred, either voluntarily or involuntarily by operation of law or otherwise, without Company's prior written consent. This Agreement shall inure to the benefit of successors and assigns of Company, and shall be binding on Contractor's heirs and legal representatives.

     9.4  Notification.  All notices, requests and other communications
          ------------
hereunder shall be in writing, and shall be deemed to have been duly given or mailed to the address as either party may designate by written notice to the other. Any such notices, requests or other communications shall be effective three (3) days after the date of the postmark.

     9.5  Legal Fees.  In the event legal action is instituted by either party
          ----------
to enforce the terms and conditions of this Agreement against the other, the party prevailing in any such action shall be entitled to recover all reasonable attorneys' fees and costs incurred by the prevailing party in such action.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered to be effective as of the date first above written.

Consilium, Inc. ("Company")         Contractor:


______________________________      _________________________________
Signature                           Signature


______________________________      _________________________________
Printed Name                        Printed Name


485 Clyde Avenue
Mountain View, CA  94043 USA
______________________________      _________________________________
Address                             Address


                                    _________________________________
                                    Taxpayer ID #

                                   EXHIBIT A
                                   ---------

Description of Services:






By request and not limited to:






Fees and terms of payment:

                                   EXHIBIT B
                                   ---------

Assignment of Copyright and/or Patent:



For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby sells, assigns and transfers to Consilium, Inc., a Delaware corporation and its successors and assigns, the copyright and/or patent in and to the following work, which was created by the following indicated author(s):



Title:__________________________________________________________________________

Author(s):______________________________________________________________________

Copyright Office Identification No. and/or patent Nos. (if any):

_______________________________________________________________________________,
and all of the rights, title and interest of the undersigned, vested and contingent, therein and thereto.


Executed this ________ day of _____________, 199____.


                                           Signature:___________________________

                                           Printed Name:________________________

                                   EXHIBIT E
                                   ---------

             FORM OF PROPRIETARY RIGHTS AND INFORMATION AGREEMENT
             ----------------------------------------------------

     In consideration of new or continued employment by or for Consilium, Inc., a Delaware corporation (the "Company"), the undersigned (the "Employee") agrees that:

     1.   Previous Work.  The Employee hereby acknowledges and agrees that all
          -------------
contributions made and previous work done by him for the Company relating in any way to the conception, design, development or support of products for the Company are the property of the Company and not of the Employee or any third party.

     2.   Confidentiality.  The Employee will maintain in confidence and will
          ---------------
not disclose or use, either during or after the term of his employment without the prior express written consent of the company, any proprietary or confidential information or know-how belonging to the Company, whether or not it is in written or permanent form, except to the extent required to enable the Employee to perform duties on behalf of the Company in his capacity as an employee. Such proprietary or confidential information or know-how includes, but not by way of limitation, technical and business information relating to its inventions or products, research and development, production processes, manufacturing and engineering processes, machines and equipment, finances, customers, marketing, and production and future business plans. The Employee further agrees that upon termination of his employment or upon the request of his supervisor before such termination, he will deliver to the Company all written and tangible material which shall come into his custody or possession incorporating such proprietary or confidential information or know-how or otherwise relating to the Company's business. These obligations with respect to proprietary or confidential information or know-how extend to such types of information belonging to customers and suppliers of the Company who may have disclosed such information to the Company or the Employee in the course of business.

     3.   Inventions.
          ----------

          (a) Disclosure and Assignment.  The Employee will promptly disclose
              -------------------------
and describe to the Company all inventions, discoveries and technical developments (herein collectively referred to as "Inventions"), whether or not patentable, which he solely or jointly with others conceives or reduces to practice during the term of his employment; provided that the Company shall receive such information in confidence. The Employee hereby assigns and agrees to assign to the Company his entire rights, title and interest in and to such inventions which relate in any way to or are useful in the Company's business as presently conducted or as conducted at any future time during his employment, and agrees to cooperate with the Company and its designee(s) both during and after his employment in the procurement and maintenance, at the Company's expense and at its discretion, of patents, copyrights, and/or other protection of the company's rights in such inventions. The Employee will keep and maintain adequate and current written records of all inventions, which records shall, except to the extent provided in subparagraph (b) hereof, be and remain the property of the Company and be available to the Company at all times.

          (b) Limited Exclusion.  The Employee's obligation to assign inventions
              -----------------
to the Company does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Employee's own time, and (1) which does not relate to the business of the Company or to the Company's actual or demonstrably anticipated research and development; or (2) which does not result from any work performed by the Employee for the Company. This limited exclusion does not apply to any patent or invention covered by any contract requiring full title to be in the United States.

          (c) Subsequent Patent Application or Copyright Registration.  If a
              -------------------------------------------------------
patent application or copyright registration is filed by the Employee or on the Employee's behalf within one (1) year after leaving the employ of the Company, describing an invention within the scope of the Employee's work for the Company or which otherwise relates to a portion of the Company's business of which he has knowledge during his employment, it is to be conclusively presumed that the invention was conceived by the Employee during the period of such employment.

     4.   Absence of Conflicts.
          --------------------

          (a) To the best of the Employee's knowledge, there is no other contract or duty on his part now in existence to assign inventions unless a copy of such contract is attached hereto.

          (b) The Employee agrees that he will not disclose or induce the Company to use any confidential information or material that he is now or shall become aware of which belongs to anyone other than the Company.

          (c) The Employee agrees that he will not, during his employment by the Company, engage in any employment, consulting or other activity other than for the Company in any business competitive with the Company's business as presently conducted or as conducted at any future time during his employment.

     5.   Copies of Documents.  The Employee recognizes that all records, notes,
          -------------------
compilations, or other recorded matter, and copies of reproductions thereof, relating to the Company's operations, activities or business made or received by the Employee during any period of employment with the Company are and shall be the exclusive property of the Company, and the Employee will keep the same at all times in the Company's custody and subject to its control, and will surrender the same at the termination of his employment, if not before.

     6.   Prior Inventions.  The Employee represents and agrees that he has
          ----------------
listed below all inventions owned by the Employee or by others conceived or made by the Employee prior to his employment. These are the only inventions which are not subject to this Agreement, unless otherwise specifically provided for in Paragraph 3 above.

(1)_____________________________________________________________________________

(2)_____________________________________________________________________________

(3)_____________________________________________________________________________

     7.   Injunctive Relief for Breach.  The Employee acknowledges and agrees
          ----------------------------
that a breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate memory at law, and in the event of such a breach, the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages, if appropriate).

     8.   Waiver of a Breach.  The waiver by the Company of a breach of any
          ------------------
provision of this Agreement by Employee shall not operate or be construed as a waiver of any other or subsequent breach by the Employee.

     9.   Severability.  If any provision of this Agreement is held to be
          ------------
invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

     Executed this ____________ day of ___________, 199_____.



_______________________________
Employee Signature


_______________________________
Printed Name


Witnessed and agreed to:

By:____________________________

Title:_________________________

Date:__________________________

                             EMPLOYMENT AGREEMENT

                        LIMITED EXCLUSION NOTIFICATION


     This is to notify you in accordance with Section 2872 of the California Labor Code that the employment agreement between you and the Company does not require you to assign to the Company, any invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on your own time, and (a) which does not relate (1) to the business of the Company; or (2) to the Company's actual or demonstrably anticipated research or development; or (b) which does not result from any work performed by you for the Company. This limited exclusion does not apply to any patent or invention covered by a contract requiring full title to such patent or invention to be in the United States.

     I acknowledge receipt of a copy of this notification.

     Executed this _________ day of ____________, 199______.


_______________________________
Employee Signature


_______________________________
Printed Name


Witnessed and agreed to:

By:____________________________

Title:_________________________

Date:__________________________

                                   EXHIBIT F
                                   ---------


     I, Ng Boon Thiong, President of FAST Associates, Pte., Ltd., do hereby declare:

     1. FAST is a corporation duly organized, validly existing and in good standing under the laws of Singapore and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the business, assets (including intangible assets), properties, liabilities (contingent or otherwise), financial condition, operations, results of operations or prospects of FAST. FAST has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     2. The execution and delivery of the Asset Purchase Agreement and the Ancillary Documents and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate and shareholder action on the part of FAST.

     3. The execution, delivery and performance of the Asset Purchase Agreement and the Ancillary Documents by FAST, and the consummation by such parties of the transactions contemplated thereby will not, conflict with or result in the breach of any material terms or conditions of, constitute a default under, permit any party to accelerate any material right under, renegotiate, or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, encumbrance, or restriction on any of the Purchased Assets pursuant to FAST's Articles of Association or Bylaws or any material agreement (including government contracts), indenture, mortgage, franchise, license, permit, lease or other instrument of any kind or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to FAST or any of the Purchased Assets.

     4. No consent, approval, order or authorization of or registration, declaration or filing with or exemption by, any court, administrative agency or commission or other governmental authority or instrumentality is required under applicable laws or regulations by or with respect to the consummation by FAST of the transactions contemplated by the Asset Purchase Agreement.

     5. The Asset Purchase Agreement and the Ancillary Documents have been duly executed and delivered by FAST, and constitute the valid and binding obligations of FAST, enforceable against FAST in accordance with their respective terms.

     6. FAST has the right and power to sell, convey, assign, transfer and deliver any interest that it may have in the Purchased Assets as provided in the Asset Purchase Agreement. The Bill of Sale and other agreements and documents contemplated therein to be delivered by FAST to effect the transfer of the Purchased Assets are, or will be when executed and delivered, sufficient to effect the sale, transfer, conveyance and assignment of all of FAST's right, title and interest in the Purchased Assets.

     7. There are no claims, actions, suits, proceedings or investigations in progress or pending before any court or governmental agency, against or relating to FAST or the Purchased Assets nor, to our knowledge, any threat thereof. FAST is not a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to the operation of FAST or the Purchased Assets.

     8. Except as disclosed in the Asset Purchase Agreement and the Schedules thereto, there is no mortgage, security interest, pledge, lien, claim or other encumbrance upon or affecting the Purchased Assets.


Dated:  July 31, 1997               By:______________________________
                                       Ng Boon Thiong